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                                                                     EXHIBIT 5.1


                                  July 30, 2001

Tri-Union Development Corporation
530 Lovett Boulevard
Houston, Texas 77006

Tri-Union Operating Company
530 Lovett Boulevard
Houston, Texas 77006

     Re: Registration Statement on Form S-4
         $130,000,000 aggregate principal amount of 12.5% Senior Secured Notes due 2006

Gentlemen:

         We have acted as counsel to Tri-Union Development Corporation, a Texas corporation ("Tri-Union"), and Tri-Union Operating Company, a Delaware corporation and wholly owned subsidiary of Tri-Union ("Tri-Union Operating") (Tri-Union and Tri-Union Operating are collectively referred to herein as the "Companies"), with respect to the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, in connection with the registration of (i) the offer and exchange by Tri-Union (the "Exchange Offer") of up to $130,000,000 aggregate principal amount of its 12.5% Senior Secured Notes due 2006 (the "Old Notes") for new notes of Tri-Union containing substantially identical terms and in like principal amount (the "New Notes") and (ii) the guarantee (the "Guarantee") of Tri-Union Operating. The New Notes will be offered under an Indenture dated as of June 18, 2001 (the "Indenture"), among Tri-Union, as issuer, Tribo Petroleum Corporation, as parent guarantor, and Firstar Bank, National Association, as trustee (the "Trustee").

         In so acting, we have examined originals, or photostatic or certified copies, of the Indenture, the form of the New Notes and such records of the Companies, certificates of officers of the Companies and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

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Tri-Union Development Corporation
Tri-Union Operating Company
July 30, 2001
Page 2

submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:


         Upon the New Notes being duly executed by Tri-Union and authenticated by the Trustee therefor in accordance with the terms of the Indenture, and duly issued and delivered against the receipt of Old Notes surrendered in exchange therefor (i) the New Notes will constitute the legal, valid and binding obligations of Tri-Union, enforceable against Tri-Union in accordance with their terms, and (ii) the Guarantee remains a valid and binding obligation of Tri-Union Operating, enforceable against Tri-Union Operating in accordance with its terms, except in each case as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, court decisions relating to or affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).


         We are further of the opinion that the statements contained in the prospectus constituting a part of the Registration Statement under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS," as qualified therein, constitute an accurate description, in general terms of the indicated United States federal income tax consequences to a U.S. holder of the purchase, ownership and disposition of the New Notes.


         This opinion is limited in all respects to the laws of the State of New York and applicable federal laws, and we express no opinion herein as to the effect that the laws and decisions of courts of any jurisdiction other than the United States and the State of New York may have upon such opinion.


         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under

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Tri-Union Development Corporation
Tri-Union Operating Company
July 30, 2001
Page 3

Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ THOMPSON & KNIGHT LLP


                                       THOMPSON & KNIGHT LLP